                                                                     Exhibit 3.1








                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION



                                       OF



                            COFFEE HOLDING CO., INC.




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I NAME.................................................................1

ARTICLE II REGISTERED OFFICE AND AGENT.........................................1

ARTICLE III PURPOSE............................................................1

ARTICLE IV CAPITAL STOCK.......................................................1

ARTICLE V BOARD OF DIRECTORS...................................................3

ARTICLE VI ACTION BY SHAREHOLDERS WITHOUT A MEETING............................5

ARTICLE VII CERTAIN BUSINESS COMBINATIONS......................................5

ARTICLE VIII LIMITATION OF DIRECTOR LIABILITY..................................7

ARTICLE IX INDEMNIFICATION.....................................................8

ARTICLE X AMENDMENTS..........................................................13

ARTICLE XI NOTICES............................................................14

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            COFFEE HOLDING CO., INC.


         THE UNDERSIGNED, does hereby certify that these Amended and Restated Articles of Incorporation of Coffee Holding Co., Inc. were duly adopted in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, and further certifies as follows:

                                   ARTICLE I
                                      NAME

         The name of the corporation is Coffee Holding Co., Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Nevada is 502 East John Street, Room E, Carson City, Nevada 89706. The name of its registered agent at such address is CSC Services of Nevada, Inc.

                                  ARTICLE III
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

                                   ARTICLE IV
                                  CAPITAL STOCK

         SECTION 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty million (40,000,000) shares, of which ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"), and thirty million (30,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock"). The Preferred Stock and Common Stock are sometimes hereinafter collectively referred to as the "Capital Stock."

         SECTION 2. Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Relating to the Capital Stock. The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the "Board of Directors"):


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         (a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law. The Board of Directors in any such resolution or resolutions is expressly authorized to state for each such series:

                  (i) the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

                  (ii) the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

                  (iii) whether the stock of each such series shall be redeemable by the Corporation at the option of the Corporation, the shareholders, or another person or upon the occurrence of a designated event, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

                  (iv) the amount payable and the rights or preferences to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (v) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                  (vi) any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of these Amended and Restated Articles of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Nevada.

         All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

         Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of that class) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.


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         (b) Common Stock. All shares of Common Stock shall be identical to each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which shareholders have the right to vote. The holders of Common Stock shall not be permitted to cumulate their votes for the election of directors.

         Subject to the preferences, privileges and powers with respect to each class or series of Capital Stock having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock.

         No holder of shares of Common Stock shall be entitled as such, as a matter of preemptive right, to subscribe for, purchase or otherwise acquire any part of any new or additional issue of stock of any class or series whatsoever of the Corporation, or of securities convertible into stock of any class or series whatsoever of the Corporation, or of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such stock or securities, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividend.

                                   ARTICLE V
                               BOARD OF DIRECTORS

         SECTION 1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be as determined by the Bylaws of the Corporation or by a majority vote of the Board of Directors. The number of directors of the Corporation may be increased or decreased only by a majority vote of the Board of Directors and the number of directors shall not be reduced to fewer than one
(1).



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         SECTION 2. Classification of Board. Subject to the rights of any holders of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, the directors of the Corporation shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring each successive year. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2006, another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2007 and another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 2008. At each annual meeting of shareholders, the successors to the class of directors (other than directors elected by holders of shares of one or more series of Preferred Stock) whose term expires at that time shall be elected by the shareholders to serve until the annual meeting of shareholders held three years next following and until their successors shall be elected and qualified.

         In the event of any intervening changes in the authorized number of directors (other than directors elected by holders of shares of one or more series of Preferred Stock), the Board of Directors shall designate the class or classes to which the increases or decreases in directorships shall be apportioned in order to achieve, as near as maybe possible, equality of the number of directors among the classes; provided, however, that no such apportionment or redesignation shall shorten the term of any incumbent director.

         SECTION 3. Vacancies. Subject to the limitations prescribed by law and these Amended and Restated Articles of Incorporation, all vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, and any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

         SECTION 4. Removal of Directors. Any or all of the directors may be removed by the shareholders of the Corporation at any time, and any such removal shall require the vote, in addition to any vote required by law, of not less than eighty percent (80%) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote generally in the election of directors at a meeting of shareholders expressly called for that purpose.

         SECTION 5. Evaluation of Acquisition Proposals. The Board of Directors of the Corporation, when evaluating any offer to the Corporation or to the shareholders of the Corporation from another party to (a) purchase for cash, or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors including, without limitation, the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the economy of the state, region and nation and the effects on the communities in which the Corporation's and its subsidiaries' facilities are located.


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         SECTION 6. Power to Call Special Meeting of Shareholders. Special
meetings of shareholders for any purpose may be called at any time only by resolution of a majority of the directors of the Corporation then in office, by resolution of a majority of the disinterested directors then in office, or upon written application, by shareholders holding at least eighty percent (80%) of the Capital Stock entitled to vote at the meeting.

                                   ARTICLE VI
                    ACTION BY SHAREHOLDERS WITHOUT A MEETING

         Shareholders may not authorize any corporate action or consent to any action except at a special or annual meeting of shareholders. Shareholders are expressly denied any right they may otherwise have to act by written consent without a meeting.

                                  ARTICLE VII
                          CERTAIN BUSINESS COMBINATIONS

         Higher Vote Required for Certain Business Combinations. The approval of the holders of at least eighty percent (80%) of the outstanding shares of voting stock of the Corporation is required in connection with certain "Business Combinations" with an Interested Stockholder after the expiration of three years after the date the person becomes an Interested Stockholder, except in cases where the proposed Business Combination has been approved in advance by a majority of those members of the Board of Directors who are unaffiliated with the Interested Stockholder and who were directors prior to the time when the Interested Stockholder became and Interested Stockholder. In addition, the Business Combination must also satisfy any one of the following requirements:
(1) the Business Combination is approved by the Corporation's Board of Directors prior to the date that the person first became an Interested Stockholder; (2) the transaction by which the Interested Stockholder became an Interested Stockholder was approved by the Corporation's Board of Directors prior to the date such shares were purchased; (3) the Business Combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the Interested Stockholder proposing the Business Combination, at a meeting duly called for that purpose no earlier than three years after the date that the person first became an Interested Stockholder; or (4) the consideration to be received by all the holders of outstanding stock not beneficially owned by the Interested Stockholder equals or exceeds thresholds set forth by the Nevada Revised Statutes.

         (a) "Business Combination" means:

         (1) Any merger or consolidation of the Corporation with the interested stockholder, or any other corporation, which is, or after the merger or consolidation would be, an affiliate or associate of the interested stockholder.


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         (2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of the Corporation's assets or any of the Corporation's subsidiaries' assets:

                  (a) Having an aggregate market value equal to 5 percent or more of the aggregate market value of all the Corporation's assets, determined on a consolidated basis;

                  (b) Having an aggregate market value equal to 5 percent or more of the aggregate market value of all the Corporation's outstanding shares; or

                  (c) Representing 10 percent or more of the Corporation's earning power or net income, determined on a consolidated basis.

         (3) The issuance or transfer by the Corporation or any of the Corporation's subsidiaries, in one transaction or a series of transactions, of the Corporation's shares or any of the Corporation's subsidiaries' shares that have an aggregate market value equal to 5 percent or more of the aggregate market value of all the Corporation's outstanding shares to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all the Corporation's stockholders.

         (4) The adoption of any plan or proposal for the Corporation's liquidation or dissolution proposed by, or under any agreement, arrangement or understanding, whether or not in writing, with, the interested stockholder or any affiliate or associate of the interested stockholder.

         (5) Any reclassification of securities, including, without limitation, any splitting of shares, dividend distributed in shares, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares, recapitalization, merger or consolidation of the Corporation with any of the Corporation's subsidiaries, or other transaction, with the interested stockholder or any affiliate or associate of the interested stockholder which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

         (6) Any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the Corporation.

         (b) "Interested stockholder," means any person, other than the Corporation, who is:

             (a) The beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the Corporation's outstanding voting shares; or


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             (b) An affiliate or associate of the Corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the Corporation's then outstanding shares.

         SECTION 2. Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

         SECTION 3. Amendment, Repeal, Etc. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), in addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any amendment, alteration, repeal or rescission of any provision of this Article VII must be approved by either (I) a majority of the authorized number of directors and, if one or more Interested Shareholders exist, by a majority of the Continuing Directors, or (ii) by the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the Nevada Revised Statutes as the same exists or may hereafter be amended.

         A director of the Corporation shall, in the performance of his or her duties, be fully protected from liability in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the director believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

         Any amendment, termination or repeal of this Article IX or any provisions hereof shall not adversely affect or diminish in any way any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the time of the final adoption of such amendment, termination or repeal.

         In addition to any requirements of law or of any other provisions of these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon shall be required to amend, alter, rescind or repeal any provision of this Article VIII.


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                                   ARTICLE IX
                                 INDEMNIFICATION

         SECTION 1. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. To the fullest extent permitted by the Nevada Revised Statutes, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article IX, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board of Directors.

         SECTION 2. Actions or Suits by or in the Right of the Corporation. To the fullest extent permitted by the Nevada Revised Statutes, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses as the Court deems proper. Notwithstanding anything contained in this Article IV, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit, or part thereof, was authorized or consented to by the Board of Directors.


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         SECTION 3. Indemnification for Costs, Charges and Expenses of a
Successful Party. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

         SECTION 4. Indemnification for Expenses of a Witness. To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the written request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

         To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the written request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person's behalf in connection therewith.

         SECTION 5. Determination of Right to Indemnification. Any indemnification under Section 1 or 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX. Any indemnification under Section 4 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. At the election of the Board of Directors, such determinations shall be made (a) by the Board of Directors acting by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if a quorum of disinterested directors so directs or if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (c) by the shareholders. To obtain indemnification under this Article IX, any person referred to in Section 1, 2, 3 or 4 of this Article IX shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.


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

         SECTION 6. Advancement of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 1 or 2 of this Article IX shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IX or by law. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         SECTION 7. Procedure for Indemnification. Any indemnification under
Section 1, 2, 3 or 4 of this Article IX or advancement of costs, charges and expenses under Section 6 of this Article IX shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by shareholders which will be determined at the next annual meeting of shareholders), upon the written request of the director, officer, employee or agent. The right to indemnification or advancement of expenses as granted by this Article IX shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty
(60) days of the request. Such person's costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6 of this Article IX where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or 2 of this Article IX, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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

         SECTION 8. Settlement. The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If in any action, suit or proceeding (including any appeal) within the scope of Section 1 or 2 of this Article IX, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article IX, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.

         SECTION 9. Other Rights; Continuation of Right to Indemnification; Individual Contracts. The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those persons seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any Bylaw, agreement, policy of indemnification insurance or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of such person. Nothing contained in this Article IX shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or at the written request of the Corporation, in the capacity of director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article IX is in effect.

         SECTION 10. Savings Clause. If this Article IX or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent, of the Corporation as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the full extent permitted by applicable law.


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

         SECTION 11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under the Amended and Restated Articles of Incorporation or applicable law; provided, however, that such insurance is available on acceptable terms as determined by a vote of a majority of the Board. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an indemnification insurance policy for any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this Article IX, the Bylaws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.

         SECTION 12. Definitions. For purposes of this Article IX, the following terms shall have the following meanings:

         (a) "The Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed by way of an acquisition, consolidation, merger or otherwise, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employee or agent so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the written request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

         (b) "Other enterprises" shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

         (c) "Director or officer" of the Corporation shall include any partner or trustee who is or was or has agreed to serve at the written request of the Corporation as a partner or trustee of another corporation, partnership, joint venture, trust or other enterprise;

         (d) "Serving at the written request of the Corporation" shall include any service that imposes duties on, or involves services by a director, officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;


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         (e) "Fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

         (f) A person shall be deemed to have acted in "good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful," if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; and

         (g) A person shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in Sections 1 and 2 of this Article IX if such person acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

         SECTION 13. Subsequent Amendment and Subsequent Legislation. Neither the amendment, termination or repeal of this Article IX or of relevant provisions of the Nevada Revised Statutes or any other applicable laws, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation or of any statute inconsistent with this Article IX shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article IX with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         If the Nevada Revised Statutes is amended to expand further the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

                                   ARTICLE X
                                   AMENDMENTS

         SECTION 1. Amendments of Articles of Incorporation. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any alteration, amendment, repeal or rescission (collectively, any "Change") of any provision of these Amended and Restated Articles of Incorporation must be approved by the affirmative vote of the holders of at least eighty percent (80%) (or such greater proportion as may otherwise be required pursuant to any specific provision of this Amended and Restated Articles of Incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon; provided, however, that if a majority of the Board of Directors recommends the Change, then such Change shall only require the affirmative vote of the holders of a majority of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon. Subject to the foregoing, the Corporation reserves the right to amend this Amended and Restated Articles of Incorporation from time to time in any and as many respects as may be desired and as may be lawfully contained in an original articles of incorporation filed at the time of making such amendment.


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

         Except as may otherwise be provided in this Amended and Restated Articles of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, and to add or insert herein any other provisions authorized by the laws of the State of Nevada at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Section 1.

         SECTION 2. Amendments of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation may make, alter, amend, rescind or repeal from time to time any of the Bylaws of the Corporation by the affirmative vote of the Board of Directors. Any Bylaw may be altered, amended, rescinded, or repealed by the holders of 80% shares of Capital Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the Board or holders of shares of Capital Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

                                   ARTICLE XI
                                     NOTICES

         The name and mailing address of the incorporator of this Corporation is:

                Coffee Holding Co., Inc.
                Attention: Andrew Gordon, President and Chief Executive Officer 4401 First Avenue
                Brooklyn, NY 11232-0005


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

         Coffee Holding Co., Inc. has caused these Amended and Restated Articles of Incorporation to be signed by Andrew Gordon, President and Chief Executive Officer of Coffee Holding Co., Inc., this 29th day of April, 2005, and the Amended and Restated Articles have been approved by 81.8% of those entitled to vote (3,259,600 out of 3,986,136 votes entitled to vote voted in favor of the amendments).

                                    COFFEE HOLDING CO., INC.
                                    (Incorporator)



                                    By: /s/ Andrew Gordon
                                        -------------------------------------
                                        Andrew Gordon
                                        President and Chief Executive Officer


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